Exhibit 99.1

NEWS RELEASE
Investor Contact:
Teresa Gutierrez, Senior Vice President, Director of Investor Relations
920-491-7059
Media Contact:
Jennifer Kaminski, Vice President, Manager of Public Relations
920-491-7576

Associated Banc-Corp Reports 2016 Earnings of $1.26 per share
Record loan levels and improved operating leverage drive bottom line growth
GREEN BAY, Wis. -- January 19, 2017 -- Associated Banc-Corp (NYSE: ASB) today reported net income available to common equity of $191 million, or $1.26 per common share for the year ended December 31, 2016. This compares to net income available to common equity of $181 million, or $1.19 per common share for the year ended December 31, 2015. The Company reported earnings of $0.34 per common share for the quarter ended December 31, 2016, compared to $0.27 per common share for the quarter ended December 31, 2015.
“We are pleased to report full year results in line with our guidance. We delivered loan, revenue, and bottom line growth in 2016. We ended the year with over $20 billion of loans, a new high-water mark for us, reflecting 8% annual average loan growth. Our commercial real estate, residential lending, and capital markets businesses, in particular, performed well,” said President and CEO Philip B. Flynn. “We grew earnings throughout the year and finished strong driven by higher revenues in the second half of the year. We improved our efficiency ratio for the fifth consecutive year. With another successful year now behind us, we remain committed to delivering quality solutions for our customers and communities.”
2016 HIGHLIGHTS

•	Average loans of $19.7 billion grew $1.4 billion, or 8% from a year ago

•	Total commercial lending accounted for 62% of average loan growth

•	Average deposits of $21.0 billion grew $1.1 billion, or 6% from a year ago

•	Noninterest-bearing demand deposits accounted for 51% of average deposit growth

•	Net interest income of $707 million increased $31 million, or 5% from last year

•	Net interest margin of 2.80% declined from 2.84% in 2015

•	Provision for credit losses of $70 million increased $33 million from last year

•	Noninterest income of $353 million increased $24 million, or 7% from last year

•	Noninterest expense of $703 million increased $4 million, or 1% from last year

•	During the year, the Company repurchased $20 million, or approximately 1.2 million shares, of common stock at an average cost of $17.10 per share

•	Return on average common equity Tier 1 (CET1) was 9.9%

•	Total dividends per common share of $0.45 were up 10% from last year

•	Capital ratios remain strong with a CET1 ratio of 9.5% at year end

2016 AND FOURTH QUARTER FINANCIAL RESULTS

Loans
Full year average loans of $19.7 billion were up 8%, or $1.4 billion from 2015.
With respect to full year average balances as compared to 2015:

•	Commercial real estate lending was up 12%, or $502 million to $4.7 billion.

•	Consumer lending was up 8%, or $536 million to $7.5 billion.

•	Commercial and business lending was up 5%, or $360 million to $7.4 billion.

Fourth quarter average loans of $20.0 billion were down $0.1 billion from the third quarter, and were up 8%, or $1.4 billion from the year ago quarter.
With respect to fourth quarter average balances:

•	Commercial real estate lending was up 1%, or $59 million from the third quarter to $4.9 billion. Commercial real estate lending was up 12%, or $541 million from the year ago quarter.

•	Consumer lending was up $36 million from the third quarter to $7.7 billion. Consumer lending was up 5%, or $379 million from the year ago quarter.

•
Commercial and business lending was down 2%, or $171 million from the third quarter to $7.4 billion, with the decline primarily driven by seasonally lower line utilization. Commercial and business lending was up 7%, or $515 million from the year ago quarter.

For the year ended December 31, 2016, total loans of $20.0 billion were up 7%, or $1.3 billion from December 31, 2015, and were up 1%, or $0.2 billion from September 30, 2016.
With respect to period end balances:

•	Commercial real estate lending was up 14%, or $611 million from the prior year end to $5.0 billion. Commercial real estate lending was up 3%, or $162 million from the prior quarter end.

•	Consumer lending was up 6%, or $431 million from the prior year end to $7.6 billion. Consumer lending was up 3%, or $255 million from the prior quarter end.

•	Commercial and business lending was up 4%, or $278 million from the prior year end to $7.4 billion. Commercial and business lending was down 3%, or $227 million from the prior quarter end.

Deposits
Full year average deposits of $21.0 billion were up 6%, or $1.1 billion from 2015.
With respect to full year average balances as compared to 2015:

•	Interest-bearing demand deposits were up 18%, or $589 million to $3.8 billion.

•	Noninterest-bearing demand deposits were up 12%, or $565 million to $5.1 billion.

•	Time and savings deposits, combined, were up 1%, or $31 million to $3.0 billion.

•	Money market deposits were down 1%, or $82 million to $9.1 billion.

Fourth quarter average deposits of $21.7 billion were up 2%, or $0.3 billion from the third quarter, and were up 5%, or $1.1 billion from the year ago quarter.
With respect to fourth quarter average balances:

•	Noninterest-bearing demand deposits were up 3%, or $132 million from the third quarter to $5.3 billion, and were up 7%, or $326 million from the year ago quarter.

•	Money market deposits were up 2%, or $207 million from the third quarter to $9.3 billion, and were down 2%, or $238 million from the year ago quarter.

•	Time and savings deposits were up modestly from the third quarter to $3.0 billion. Time and savings deposits, combined, were up 2%, or $49 million from the year ago quarter.

•	Interest-bearing demand deposits were down slightly from the third quarter to $4.1 billion, and were up 31%, or $989 million from the year ago quarter.

For the year ended December 31, 2016, total deposits of $21.9 billion were up 4%, or $0.9 billion from December 31, 2015, and were up 1%, or $0.1 billion from September 30, 2016.
With respect to period end balances:

•	Interest-bearing demand deposits were up 36%, or $1.2 billion from the prior year end to $4.7 billion, and were up 3%, or $139 million from the prior quarter end.

•	Time and savings deposits, combined, were up 5%, or $140 million from the prior year end to $3.0 billion, and were up 2%, or $70 million from the prior quarter end.

•	Noninterest-bearing demand deposits were down 3%, or $170 million from the prior year end to $5.4 billion, and were up 1%, or $55 million from the prior quarter end.

•	Money market deposits were down 4%, or $332 million to $8.8 billion from the prior year end, and were down 1%, or $123 million from the prior quarter end.

Net Interest Income and Net Interest Margin
Full year net interest income of $707 million was up $31 million, or 5% from 2015. Net interest margin of 2.80% was down 4 basis points from the prior year.

•	Interest and fees on loans increased $44 million, or 7% from the prior year. The total loan yield of 3.38% decreased 2 basis points from the prior year.

•	Total interest expense increased $7 million, or 9% from the prior year. The total cost of interest-bearing liabilities of 0.42% increased 2 basis points from the prior year.

Fourth quarter net interest income of $180 million was up $1.5 million, or 1% from the third quarter, and was up $9 million, or 5% from the year ago quarter. Net interest margin of 2.80% was up 3 basis points from the third quarter.

•
Interest and fees on loans increased $2 million, or 1% from the third quarter. The total loan yield of 3.40% increased 5 basis points from the prior quarter and accounted for the majority of the margin expansion in the quarter.

•	Interest expense on deposits increased $1 million, or 5% from the third quarter. The cost of total interest-bearing deposits increased 1 basis point from the prior quarter.

•	Lower investment income was more than offset by lower cost of short and long-term funding for the fourth quarter, driven by noninterest-bearing deposit growth.

Noninterest Income
Full year total noninterest income of $353 million was up $24 million, or 7% from 2015.

•	Capital market fees of $22 million increased significantly from the prior year on higher customer hedging transactions and higher loan syndication activity.

•	Mortgage banking income increased $6 million, or 18% from the prior year primarily attributable to portfolio loan sales.

•	Insurance commissions increased $5 million, or 7% from the prior year.

•	All other noninterest income categories, collectively, increased $5 million from the prior year.

Noninterest Income cont.
Fourth quarter total noninterest income of $92 million was down $3 million, or 3% from the third quarter, and was up $9 million, or 11% from the year ago quarter.

•	Mortgage banking income decreased $7 million in the fourth quarter, principally related to portfolio sales generating $9 million of gross gains in the prior quarter.

•	Investment securities gains increased $3 million in the fourth quarter, and reflected the Company’s continued shift away from Agency MBS investments and net reduced investment positions.

•	All other noninterest income categories, collectively, increased $1 million from the prior quarter.

Noninterest Expense
Full year noninterest expense of $703 million was up $4 million, or 1% from the prior year.

•	Personnel increased $10 million from the prior year, and included severance of $5 million, principally related to the restructuring of the Company's commercial and business lending areas.

•	Year over year increases in FDIC expense, legal and professional fees, and business development and advertising were more than offset by decreases in all other expense categories.

Fourth quarter total noninterest expense of $179 million was up $4 million, or 2% from the third quarter, and was up $3 million, or 2% from the year ago quarter.

•	Personnel expense increased $4 million from the third quarter, and included severance of $3 million, principally related to the restructuring of the Company's commercial and business lending areas.

•	Quarter over quarter decreases in occupancy, foreclosure / OREO expense, and loan expense were offset by increases in all other expense categories.

Taxes
Full year income tax expense was $87 million and was up $6 million from 2015. The effective tax rate was 30% in 2016 and 2015.
Fourth quarter income tax expense was $24 million with an effective tax rate of 30%, compared to $24 million and 31% in the third quarter, and $16 million and 27% in the year ago quarter.

Credit
Full year provision for credit losses of $70 million was up $33 million from the prior year, principally related to a $35 million increase in net charge offs year over year, primarily related to oil and gas loans.

Fourth quarter provision for credit losses of $15 million was down $6 million from the prior quarter.

•	Potential problem loans of $351 million were down $90 million from the prior quarter, and were up $49 million from the prior year quarter.

•
Nonaccrual loans of $275 million were down $15 million from the prior quarter, and were up $97 million from the prior year quarter. The nonaccrual loans to total loans ratio was 1.37% in the fourth quarter, compared to 1.46% in the prior quarter, and 0.95% in the prior year quarter.

•
Fourth quarter net charge offs of $9 million were down $9 million from the prior quarter. Full year net charge offs of $65 million were up $35 million year over year, primarily related to oil and gas loans.

•
The allowance for loan losses of $278 million was up $9 million from the prior quarter, and was up $4 million from the prior year quarter. The allowance for loan losses to total loans ratio was 1.39% in the fourth quarter, compared to 1.36% in the prior quarter, and 1.47% in the prior year quarter.

•
The allowance related to the oil and gas portfolio was $38 million at December 31, 2016, compared to $38 million at September 30, 2016, and $42 million at December 31, 2015. Full year charge offs related to the oil and gas portfolio were $59 million. The allowance represented 5.7% of total oil and gas loans at December 31, 2016, compared to 5.5% at September 30, 2016, and 5.6% at December 31, 2015.

Capital
The Company’s capital position remains strong, with a CET1 ratio of 9.5% at December 31, 2016. The Company’s capital ratios continue to be in excess of the Basel III “well-capitalized” regulatory benchmarks on a fully phased in basis.

FOURTH QUARTER 2016 EARNINGS RELEASE CONFERENCE CALL
The Company will host a conference call for investors and analysts at 4:00 p.m. Central Time (CT) today, January 19, 2017. Interested parties can access the live webcast of the call through the Investor Relations section of the Company's website, http://investor.associatedbank.com. Parties may also dial into the call at 877-407-8037 (domestic) or 201-689-8037 (international) and request the Associated Banc-Corp fourth quarter 2016 earnings call. The fourth quarter and full year 2016 financial tables with an accompanying slide presentation will be available on the Company's website just prior to the call. An audio archive of the webcast will be available on the Company's website approximately fifteen minutes after the call is over.

ABOUT ASSOCIATED BANC-CORP
Associated Banc-Corp (NYSE: ASB) has total assets of $29 billion and is one of the top 50 publicly traded U.S. bank holding companies. Headquartered in Green Bay, Wisconsin, Associated is a leading Midwest banking franchise, offering a full range of financial products and services from over 200 banking locations serving more than 100 communities throughout Wisconsin, Illinois and Minnesota, and commercial financial services in Indiana, Michigan, Missouri, Ohio, and Texas. Associated Bank, N.A. is an Equal Housing Lender, Equal Opportunity Lender and Member FDIC. More information about Associated Banc-Corp is available at www.associatedbank.com.

FORWARD LOOKING STATEMENTS
Statements made in this document which are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance.  Such forward-looking statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “should,” “will,” “intend,” “outlook,” or similar expressions.  Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements.  Factors which may cause actual results to differ materially from those contained in such forward-looking statements include those identified in the Company’s most recent Form 10-K and subsequent SEC filings.  Such factors are incorporated herein by reference.

NON-GAAP FINANCIAL MEASURES
This press release and related materials may contain references to measures which are not defined in generally accepted accounting principles (“GAAP”). Information concerning these non-GAAP financial measures can be found in the financial tables.

# # #

Associated Banc-Corp Consolidated Balance Sheets (Unaudited)
(in thousands)	Dec 31, 2016	Sep 30, 2016	Seql Qtr $ Change	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Comp Qtr $ Change
Assets
Cash and due from banks	$446,558	$356,047	$90,511	$333,000	$287,183	$374,921	$71,637
Interest-bearing deposits in other financial institutions	149,175	240,010	(90,835)	131,680	68,025	79,764	69,411
Federal funds sold and securities purchased under agreements to resell	46,500	14,250	32,250	13,200	20,200	19,000	27,500
Investment securities held to maturity, at amortized cost	1,273,536	1,253,494	20,042	1,236,140	1,176,821	1,168,230	105,306
Investment securities available for sale, at fair value	4,680,226	4,846,088	(165,862)	4,801,766	4,905,841	4,967,414	(287,188)
Federal Home Loan Bank and Federal Reserve Bank stocks, at cost	140,001	140,215	(214)	194,501	181,853	147,240	(7,239)
Loans held for sale	141,383	230,795	(89,412)	284,376	128,339	124,915	16,468
Loans	20,033,817	19,844,005	189,812	19,815,286	19,227,240	18,714,343	1,319,474
Allowance for loan losses	(278,335)	(269,540)	(8,795)	(267,780)	(277,370)	(274,264)	(4,071)
Loans, net	19,755,482	19,574,465	181,017	19,547,506	18,949,870	18,440,079	1,315,403
Premises and equipment, net	330,315	329,726	589	331,427	331,711	267,606	62,709
Goodwill	971,951	971,951	—	971,951	971,951	968,844	3,107
Mortgage servicing rights, net	61,476	58,414	3,062	57,474	59,414	61,341	135
Other intangible assets, net	15,377	15,902	(525)	16,427	16,966	16,458	(1,081)
Trading assets	52,398	60,780	(8,382)	77,112	53,087	32,192	20,206
Other assets	1,074,937	1,060,627	14,310	1,042,139	1,027,606	1,043,831	31,106
Total assets	$29,139,315	$29,152,764	$(13,449)	$29,038,699	$28,178,867	$27,711,835	$1,427,480
Liabilities and Stockholders’ Equity
Noninterest-bearing demand deposits	$5,392,208	$5,337,677	$54,531	$5,039,336	$5,272,685	$5,562,466	$(170,258)
Interest-bearing deposits	16,496,240	16,410,035	86,205	15,253,514	15,412,775	15,445,199	1,051,041
Total deposits	21,888,448	21,747,712	140,736	20,292,850	20,685,460	21,007,665	880,783
Federal funds purchased and securities sold under agreements to repurchase	508,347	698,772	(190,425)	509,150	583,247	431,438	76,909
Other short-term funding	583,688	541,321	42,367	1,402,407	834,161	402,978	180,710
Long-term funding	2,761,795	2,761,635	160	3,511,475	2,861,316	2,676,164	85,631
Trading liabilities	51,103	62,301	(11,198)	79,466	55,223	33,430	17,673
Accrued expenses and other liabilities	254,622	243,908	10,714	213,204	176,962	222,914	31,708
Total liabilities	26,048,003	26,055,649	(7,646)	26,008,552	25,196,369	24,774,589	1,273,414
Stockholders’ Equity
Preferred equity	159,929	159,929	—	120,201	120,347	121,379	38,550
Common equity:
Common stock	1,630	1,630	—	1,630	1,630	1,642	(12)
Surplus	1,459,498	1,459,161	337	1,453,285	1,447,368	1,458,522	976
Retained earnings	1,695,764	1,662,778	32,986	1,629,915	1,599,835	1,593,239	102,525
Accumulated other comprehensive income (loss)	(54,679)	(1,254)	(53,425)	13,453	2,167	(32,616)	(22,063)
Treasury stock, at cost	(170,830)	(185,129)	14,299	(188,337)	(188,849)	(204,920)	34,090
Total common equity	2,931,383	2,937,186	(5,803)	2,909,946	2,862,151	2,815,867	115,516
Total stockholders’ equity	3,091,312	3,097,115	(5,803)	3,030,147	2,982,498	2,937,246	154,066
Total liabilities and stockholders’ equity	$29,139,315	$29,152,764	$(13,449)	$29,038,699	$28,178,867	$27,711,835	$1,427,480

Associated Banc-Corp Consolidated Statements of Income (Unaudited)
			Comp Qtr		YTD	YTD	Comp YTD
(in thousands, except per share data)	4Q16	4Q15	$ Change	% Change	Dec 2016	Dec 2015	$ Change	% Change
Interest Income
Interest and fees on loans	$169,473	$155,602	$13,871	9%	$659,538	$615,627	$43,911	7%
Interest and dividends on investment securities:
Taxable	22,418	26,395	(3,977)	(15)%	95,152	100,292	(5,140)	(5)%
Tax-exempt	8,184	7,783	401	5%	32,049	31,152	897	3%
Other interest	1,380	1,639	(259)	(16)%	4,829	6,591	(1,762)	(27)%
Total interest income	201,455	191,419	10,036	5%	791,568	753,662	37,906	5%
Interest Expense
Interest on deposits	13,773	8,844	4,929	56%	50,335	33,125	17,210	52%
Interest on Federal funds purchased and securities sold under agreements to repurchase	314	229	85	37%	1,314	943	371	39%
Interest on other short-term funding	458	186	272	146%	2,114	465	1,649	N/M
Interest on long-term funding	6,875	10,692	(3,817)	(36)%	30,532	42,851	(12,319)	(29)%
Total interest expense	21,420	19,951	1,469	7%	84,295	77,384	6,911	9%
Net Interest Income	180,035	171,468	8,567	5%	707,273	676,278	30,995	5%
Provision for credit losses	15,000	20,000	(5,000)	(25)%	70,000	37,500	32,500	87%
Net interest income after provision for credit losses	165,035	151,468	13,567	9%	637,273	638,778	(1,505)	—%
Noninterest Income
Trust service fees	12,211	11,965	246	2%	46,867	48,840	(1,973)	(4)%
Service charges on deposit accounts	16,447	16,577	(130)	(1)%	66,609	65,471	1,138	2%
Card-based and other nondeposit fees (1)	12,592	11,485	1,107	10%	50,077	47,912	2,165	5%
Insurance commissions	17,977	17,997	(20)	—%	80,795	75,363	5,432	7%
Brokerage and annuity commissions	4,188	3,694	494	13%	16,235	15,378	857	6%
Mortgage banking, net	11,559	8,271	3,288	40%	38,121	32,263	5,858	18%
Capital market fees, net (1)(2)	7,716	4,820	2,896	60%	22,059	14,558	7,501	52%
Bank owned life insurance income	3,338	2,092	1,246	60%	14,371	9,796	4,575	47%
Asset gains (losses), net	767	(391)	1,158	N/M	(86)	2,540	(2,626)	(103)%
Investment securities gains (losses), net	3,115	4,095	(980)	(24)%	9,316	8,133	1,183	15%
Other (2)	2,379	2,392	(13)	(1)%	8,519	9,103	(584)	(6)%
Total noninterest income	92,289	82,997	9,292	11%	352,883	329,357	23,526	7%
Noninterest Expense
Personnel expense	107,491	100,469	7,022	7%	414,837	404,741	10,096	2%
Occupancy	13,690	14,718	(1,028)	(7)%	56,069	60,896	(4,827)	(8)%
Equipment	5,328	5,695	(367)	(6)%	21,489	23,209	(1,720)	(7)%
Technology	14,413	13,953	460	3%	57,300	60,613	(3,313)	(5)%
Business development and advertising	6,298	7,652	(1,354)	(18)%	26,351	25,772	579	2%
Other intangible amortization	525	520	5	1%	2,093	3,094	(1,001)	(32)%
Loan expense	3,443	4,120	(677)	(16)%	13,641	14,102	(461)	(3)%
Legal and professional fees	5,184	3,963	1,221	31%	19,869	17,052	2,817	17%
Foreclosure / OREO expense, net	677	2,371	(1,694)	(71)%	4,844	5,442	(598)	(11)%
FDIC expense	9,250	7,500	1,750	23%	34,750	26,000	8,750	34%
Other	12,616	15,032	(2,416)	(16)%	51,317	57,426	(6,109)	(11)%
Total noninterest expense	178,915	175,993	2,922	2%	702,560	698,347	4,213	1%
Income before income taxes	78,409	58,472	19,937	34%	287,596	269,788	17,808	7%
Income tax expense	23,576	15,681	7,895	50%	87,322	81,487	5,835	7%
Net income	54,833	42,791	12,042	28%	200,274	188,301	11,973	6%
Preferred stock dividends	2,348	2,198	150	7%	8,903	7,155	1,748	24%
Net income available to common equity	$52,485	$40,593	$11,892	29%	$191,371	$181,146	$10,225	6%
Earnings Per Common Share:
Basic	$0.35	$0.27	$0.08	30%	$1.27	$1.20	$0.07	6%
Diluted	$0.34	$0.27	$0.07	26%	$1.26	$1.19	$0.07	6%
Average Common Shares Outstanding:
Basic	149,253	148,834	419	—%	148,769	149,350	(581)	—%
Diluted	151,563	150,163	1,400	1%	149,961	150,603	(642)	—%
N/M - Not meaningful
(1) During the fourth quarter of 2016, the consolidated statements of income were modified from prior periods' presentation to conform with the current period presentation, which reflects loan syndications as a component of Capital Market fees, net. In prior periods' presentation, loan syndications were reported as a component of Card-based and other nondeposit fees. All prior periods have been restated to reflect this change in presentation.
(2) During the fourth quarter of 2016, the consolidated statements of income were modified from prior periods' presentation to conform with the current period presentation, which reflects bond underwriting as a component of Capital Market fees, net. In prior periods' presentation, bond underwriting was reported as a component of Other. All prior periods have been restated to reflect this change in presentation.

Associated Banc-Corp Consolidated Statements of Income (Unaudited)—Quarterly Trend
			Seql Qtr					Comp Qtr
(in thousands, except per share data)	4Q16	3Q16	$ Change	% Change	2Q16	1Q16	4Q15	$ Change	% Change
Interest Income
Interest and fees on loans	$169,473	$167,350	$2,123	1%	$163,059	$159,656	$155,602	$13,871	9%
Interest and dividends on investment securities:
Taxable	22,418	22,948	(530)	(2)%	24,270	25,516	26,395	(3,977)	(15)%
Tax-exempt	8,184	8,141	43	1%	7,894	7,830	7,783	401	5%
Other interest	1,380	1,064	316	30%	1,318	1,067	1,639	(259)	(16)%
Total interest income	201,455	199,503	1,952	1%	196,541	194,069	191,419	10,036	5%
Interest Expense
Interest on deposits	13,773	13,118	655	5%	11,678	11,766	8,844	4,929	56%
Interest on Federal funds purchased and securities sold under agreements to repurchase	314	326	(12)	(4)%	378	296	229	85	37%
Interest on other short-term funding	458	296	162	55%	845	515	186	272	146%
Interest on long-term funding	6,875	7,229	(354)	(5)%	6,923	9,505	10,692	(3,817)	(36)%
Total interest expense	21,420	20,969	451	2%	19,824	22,082	19,951	1,469	7%
Net Interest Income	180,035	178,534	1,501	1%	176,717	171,987	171,468	8,567	5%
Provision for credit losses	15,000	21,000	(6,000)	(29)%	14,000	20,000	20,000	(5,000)	(25)%
Net interest income after provision for credit losses	165,035	157,534	7,501	5%	162,717	151,987	151,468	13,567	9%
Noninterest Income
Trust service fees	12,211	11,700	511	4%	11,509	11,447	11,965	246	2%
Service charges on deposit accounts	16,447	17,445	(998)	(6)%	16,444	16,273	16,577	(130)	(1)%
Card-based and other nondeposit fees (1)	12,592	12,777	(185)	(1)%	12,717	11,991	11,485	1,107	10%
Insurance commissions	17,977	19,431	(1,454)	(7)%	22,005	21,382	17,997	(20)	—%
Brokerage and annuity commissions	4,188	4,155	33	1%	4,098	3,794	3,694	494	13%
Mortgage banking, net	11,559	18,291	(6,732)	(37)%	4,067	4,204	8,271	3,288	40%
Capital market fees, net (1)(2)	7,716	7,012	704	10%	3,793	3,538	4,820	2,896	60%
Bank owned life insurance income	3,338	3,290	48	1%	2,973	4,770	2,092	1,246	60%
Asset gains (losses), net	767	(1,034)	1,801	(174)%	(343)	524	(391)	1,158	N/M
Investment securities gains (losses), net	3,115	(13)	3,128	N/M	3,116	3,098	4,095	(980)	(24)%
Other (2)	2,379	2,180	199	9%	1,789	2,171	2,392	(13)	(1)%
Total noninterest income	92,289	95,234	(2,945)	(3)%	82,168	83,192	82,997	9,292	11%
Noninterest Expense
Personnel expense	107,491	103,819	3,672	4%	102,129	101,398	100,469	7,022	7%
Occupancy	13,690	15,362	(1,672)	(11)%	13,215	13,802	14,718	(1,028)	(7)%
Equipment	5,328	5,319	9	—%	5,396	5,446	5,695	(367)	(6)%
Technology	14,413	14,173	240	2%	14,450	14,264	13,953	460	3%
Business development and advertising	6,298	5,251	1,047	20%	6,591	8,211	7,652	(1,354)	(18)%
Other intangible amortization	525	525	—	—%	539	504	520	5	1%
Loan expense	3,443	3,535	(92)	(3)%	3,442	3,221	4,120	(677)	(16)%
Legal and professional fees	5,184	4,804	380	8%	4,856	5,025	3,963	1,221	31%
Foreclosure / OREO expense, net	677	960	(283)	(29)%	1,330	1,877	2,371	(1,694)	(71)%
FDIC expense	9,250	9,000	250	3%	8,750	7,750	7,500	1,750	23%
Other	12,616	12,566	50	—%	13,662	12,473	15,032	(2,416)	(16)%
Total noninterest expense	178,915	175,314	3,601	2%	174,360	173,971	175,993	2,922	2%
Income before income taxes	78,409	77,454	955	1%	70,525	61,208	58,472	19,937	34%
Income tax expense	23,576	23,638	(62)	—%	21,434	18,674	15,681	7,895	50%
Net income	54,833	53,816	1,017	2%	49,091	42,534	42,791	12,042	28%
Preferred stock dividends	2,348	2,188	160	7%	2,169	2,198	2,198	150	7%
Net income available to common equity	$52,485	$51,628	$857	2%	$46,922	$40,336	$40,593	$11,892	29%
Earnings Per Common Share:
Basic	$0.35	$0.34	$0.01	3%	$0.31	$0.27	$0.27	$0.08	30%
Diluted	$0.34	$0.34	$—	—%	$0.31	$0.27	$0.27	$0.07	26%
Average Common Shares Outstanding:
Basic	149,253	148,708	545	—%	148,511	148,601	148,834	419	—%
Diluted	151,563	149,973	1,590	1%	149,530	149,454	150,163	1,400	1%
N/M - Not meaningful
(1) During the fourth quarter of 2016, the consolidated statements of income were modified from prior periods' presentation to conform with the current period presentation, which reflects loan syndications as a component of Capital Market fees, net. In prior periods' presentation, loan syndications were reported as a component of Card-based and other nondeposit fees. All prior periods have been restated to reflect this change in presentation.
(2) During the fourth quarter of 2016, the consolidated statements of income were modified from prior periods' presentation to conform with the current period presentation, which reflects bond underwriting as a component of Capital Market fees, net. In prior periods' presentation, bond underwriting was reported as a component of Other. All prior periods have been restated to reflect this change in presentation.

Associated Banc-Corp Selected Quarterly Information
($ in millions, except share and per share, full time equivalent employee data and branch count)	YTD Dec 2016	YTD Dec 2015	4Q16	3Q16	2Q16	1Q16	4Q15
Per Common Share Data
Dividends	$0.45	$0.41	$0.12	$0.11	$0.11	$0.11	$0.11
Market value:
High	25.15	20.84	25.15	19.91	18.84	18.79	20.61
Low	15.48	16.62	19.05	16.49	15.84	15.48	17.98
Close	24.70	18.75	24.70	19.59	17.15	17.94	18.75
Book value	19.27	18.62	19.27	19.42	19.27	18.96	18.62
Tangible book value / share	$12.78	$12.10	$12.78	$12.89	$12.72	$12.41	$12.10
Performance Ratios (annualized)
Return on average assets	0.70%	0.70%	0.75%	0.74%	0.69%	0.62%	0.62%
Effective tax rate	30.36%	30.20%	30.07%	30.52%	30.39%	30.51%	26.82%
Dividend payout ratio(1)	35.43%	34.17%	34.29%	32.35%	35.48%	40.74%	40.74%
Selected Trend Information
Average full time equivalent employees	4,426	4,421	4,439	4,477	4,415	4,374	4,378
Branch count			217	217	215	215	215
Trust assets under management, at market value			$8,302	$8,179	$7,944	$7,844	$7,729
Mortgage loans originated for sale during period	$1,282	$1,228	$298	$466	$324	$194	$317
Mortgage loan settlements during period	$1,543	$1,241	$396	$655	$270	$222	$299
Mortgage portfolio serviced for others			$7,975	$8,011	$7,776	$7,877	$7,915
Mortgage servicing rights, net / mortgage portfolio serviced for others			0.77%	0.73%	0.74%	0.75%	0.77%
Shares outstanding, end of period			152,121	151,243	151,036	150,994	151,239
Selected Quarterly Ratios
Loans / deposits			91.53%	91.25%	97.65%	92.95%	89.08%
Stockholders’ equity / assets			10.61%	10.62%	10.43%	10.58%	10.60%
Risk-based Capital (2) (3)
Total risk-weighted assets			$21,350	$21,265	$21,168	$20,454	$19,930
Common equity Tier 1			$2,033	$1,984	$1,941	$1,903	$1,898
Common equity Tier 1 capital ratio			9.52%	9.33%	9.17%	9.30%	9.52%
Tier 1 capital ratio			10.27%	10.08%	9.73%	9.88%	10.12%
Total capital ratio			12.68%	12.49%	12.16%	12.35%	12.62%
Tier 1 leverage ratio			7.83%	7.64%	7.43%	7.55%	7.60%

(1)	Ratio is based upon basic earnings per common share.

(2)
The Federal Reserve establishes regulatory capital requirements, including well-capitalized standards for the Corporation. The regulatory capital requirements effective for the Corporation follow Basel III, subject to certain transition provisions.

(3)	December 31, 2016 data is estimated.

Associated Banc-Corp Selected Asset Quality Information
(in thousands)	Dec 31, 2016	Sep 30, 2016	Seql Qtr % Change	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Comp Qtr % Change
Allowance for Loan Losses
Balance at beginning of period	$269,540	$267,780	1%	$277,370	$274,264	$262,536	3%
Provision for loan losses	18,000	20,000	(10)%	11,000	20,000	19,500	(8)%
Charge offs	(11,609)	(28,964)	(60)%	(24,621)	(21,245)	(12,741)	(9)%
Recoveries	2,404	10,724	(78)%	4,031	4,351	4,969	(52)%
Net charge offs	(9,205)	(18,240)	(50)%	(20,590)	(16,894)	(7,772)	18%
Balance at end of period	$278,335	$269,540	3%	$267,780	$277,370	$274,264	1%
Allowance for Unfunded Commitments
Balance at beginning of period	$28,400	$27,400	4%	$24,400	$24,400	$23,900	19%
Provision for unfunded commitments	(3,000)	1,000	N/M	3,000	—	500	N/M
Balance at end of period	$25,400	$28,400	(11)%	$27,400	$24,400	$24,400	4%
Allowance for credit losses	$303,735	$297,940	2%	$295,180	$301,770	$298,664	2%
Provision for credit losses	$15,000	$21,000	(29)%	$14,000	$20,000	$20,000	(25)%
Net Charge Offs	Dec 31, 2016	Sep 30, 2016	Seql Qtr % Change	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Comp Qtr % Change
Commercial and industrial	$(6,566)	$(16,407)	(60)%	$(18,564)	$(14,936)	$(4,586)	43%
Commercial real estate—owner occupied	(221)	(154)	44%	(20)	(43)	(291)	(24)%
Commercial and business lending	(6,787)	(16,561)	(59)%	(18,584)	(14,979)	(4,877)	39%
Commercial real estate—investor	5	(564)	(101)%	(560)	1,239	(665)	(101)%
Real estate construction	(86)	(22)	N/M	(219)	(28)	140	(161)%
Commercial real estate lending	(81)	(586)	(86)%	(779)	1,211	(525)	(85)%
Total commercial	(6,868)	(17,147)	(60)%	(19,363)	(13,768)	(5,402)	27%
Residential mortgage	(1,048)	(540)	94%	(757)	(1,232)	(714)	47%
Home equity revolving lines of credit	(611)	36	N/M	275	(902)	(294)	108%
Home equity loans junior liens	120	89	35%	42	(244)	(623)	(119)%
Home equity	(491)	125	N/M	317	(1,146)	(917)	(46)%
Other consumer	(798)	(678)	18%	(787)	(748)	(739)	8%
Total consumer	(2,337)	(1,093)	114%	(1,227)	(3,126)	(2,370)	(1)%
Total net charge offs	$(9,205)	$(18,240)	(50)%	$(20,590)	$(16,894)	$(7,772)	18%
Net Charge Offs to Average Loans (in basis points) *	Dec 31, 2016	Sep 30, 2016		Jun 30, 2016	Mar 31, 2016	Dec 31, 2015
Commercial and industrial	(40)	(98)		(114)	(97)	(31)
Commercial real estate—owner occupied	(10)	(7)		(1)	(2)	(12)
Commercial and business lending	(36)	(87)		(100)	(85)	(28)
Commercial real estate—investor	N/M	(6)		(7)	15	(8)
Real estate construction	(3)	(1)		(7)	(1)	5
Commercial real estate lending	(1)	(5)		(7)	11	(5)
Total commercial	(22)	(55)		(64)	(48)	(19)
Residential mortgage	(7)	(3)		(5)	(8)	(5)
Home equity revolving lines of credit	(29)	2		13	(41)	(13)
Home equity loans junior liens	49	34		15	(83)	(195)
Home equity	(21)	5		13	(46)	(36)
Other consumer	(80)	(67)		(78)	(72)	(69)
Total consumer	(12)	(6)		(7)	(17)	(13)
Total net charge offs	(18)	(36)		(42)	(36)	(17)
Credit Quality	Dec 31, 2016	Sep 30, 2016	Seql Qtr % Change	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Comp Qtr % Change
Nonaccrual loans	$275,303	$289,911	(5)%	$282,602	$286,395	$178,258	54%
Other real estate owned (OREO)	10,274	14,499	(29)%	13,669	16,056	14,569	(29)%
Other nonperforming assets	7,418	—	N/M	—	—	—	N/M
Total nonperforming assets	$292,995	$304,410	(4)%	$296,271	$302,451	$192,827	52%
Loans 90 or more days past due and still accruing	$1,613	$1,511	7%	$1,494	$1,629	$1,648	(2)%
Allowance for loan losses to loans	1.39%	1.36%		1.35%	1.44%	1.47%
Allowance for loan losses to nonaccrual loans	101.10%	92.97%		94.76%	96.85%	153.86%
Nonaccrual loans to total loans	1.37%	1.46%		1.43%	1.49%	0.95%
Nonperforming assets to total loans plus OREO	1.46%	1.53%		1.49%	1.57%	1.03%
Nonperforming assets to total assets	1.01%	1.04%		1.02%	1.07%	0.70%
Year-to-date net charge offs to average loans *	0.33%	0.38%		0.39%	0.36%	0.16%
* Annualized
N/M - Not meaningful

Associated Banc-Corp Selected Asset Quality Information (continued)
(in thousands)	Dec 31, 2016	Sep 30, 2016	Seql Qtr % Change	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Comp Qtr % Change
Nonaccrual loans
Commercial and industrial	$183,371	$205,902	(11)%	$193,439	$197,115	$93,575	96%
Commercial real estate—owner occupied	9,544	6,995	36%	9,635	9,443	8,049	19%
Commercial and business lending	192,915	212,897	(9)%	203,074	206,558	101,624	90%
Commercial real estate—investor	18,051	8,028	125%	11,528	12,330	8,643	109%
Real estate construction	844	864	(2)%	957	840	940	(10)%
Commercial real estate lending	18,895	8,892	112%	12,485	13,170	9,583	97%
Total commercial	211,810	221,789	(4)%	215,559	219,728	111,207	90%
Residential mortgage	50,236	53,475	(6)%	52,300	52,212	51,482	(2)%
Home equity revolving lines of credit	8,588	9,462	(9)%	8,797	8,822	9,917	(13)%
Home equity loans junior liens	4,413	4,885	(10)%	5,566	5,250	5,327	(17)%
Home equity	13,001	14,347	(9)%	14,363	14,072	15,244	(15)%
Other consumer	256	300	(15)%	380	383	325	(21)%
Total consumer	63,493	68,122	(7)%	67,043	66,667	67,051	(5)%
Total nonaccrual loans	$275,303	$289,911	(5)%	$282,602	$286,395	$178,258	54%

Restructured loans (accruing)	Dec 31, 2016	Sep 30, 2016	Seql Qtr % Change	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Comp Qtr % Change
Commercial and industrial	$31,884	$30,248	5%	$29,179	$28,908	$29,293	9%
Commercial real estate—owner occupied	5,490	7,445	(26)%	7,509	7,693	7,877	(30)%
Commercial and business lending	37,374	37,693	(1)%	36,688	36,601	37,170	1%
Commercial real estate—investor	15,289	15,352	—%	20,191	20,993	21,915	(30)%
Real estate construction	359	365	(2)%	372	386	510	(30)%
Commercial real estate lending	15,648	15,717	—%	20,563	21,379	22,425	(30)%
Total commercial	53,022	53,410	(1)%	57,251	57,980	59,595	(11)%
Residential mortgage	18,100	18,049	—%	18,314	19,807	19,870	(9)%
Home equity revolving lines of credit	555	585	(5)%	576	1,377	1,332	(58)%
Home equity loans junior liens	7,201	7,100	1%	6,379	5,540	5,737	26%
Home equity	7,756	7,685	1%	6,955	6,917	7,069	10%
Other consumer	979	926	6%	906	893	829	18%
Total consumer	26,835	26,660	1%	26,175	27,617	27,768	(3)%
Total restructured loans (accruing)	$79,857	$80,070	—%	$83,426	$85,597	$87,363	(9)%
Restructured loans included in nonaccrual loans (not included with restructed loans (accruing))	$29,385	$31,758	(7)%	$34,841	$35,232	$37,684	(22)%

Accruing Loans 30-89 Days Past Due	Dec 31, 2016	Sep 30, 2016	Seql Qtr % Change	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Comp Qtr % Change
Commercial and industrial	$1,413	$950	49%	$2,124	$2,901	$1,011	40%
Commercial real estate—owner occupied	1,384	869	59%	193	520	7,142	(81)%
Commercial and business lending	2,797	1,819	54%	2,317	3,421	8,153	(66)%
Commercial real estate—investor	931	630	48%	2,715	1,072	291	N/M
Real estate construction	369	402	(8)%	524	415	296	25%
Commercial real estate lending	1,300	1,032	26%	3,239	1,487	587	121%
Total commercial	4,097	2,851	44%	5,556	4,908	8,740	(53)%
Residential mortgage	8,142	6,697	22%	7,382	3,594	4,930	65%
Home equity revolving lines of credit	4,219	4,137	2%	6,075	3,582	5,559	(24)%
Home equity loans junior liens	1,630	1,336	22%	1,655	2,222	2,360	(31)%
Home equity	5,849	5,473	7%	7,730	5,804	7,919	(26)%
Other consumer	3,189	2,046	56%	1,895	1,682	1,870	71%
Total consumer	17,180	14,216	21%	17,007	11,080	14,719	17%
Total accruing loans 30-89 days past due	$21,277	$17,067	25%	$22,563	$15,988	$23,459	(9)%

Potential Problem Loans	Dec 31, 2016	Sep 30, 2016	Seql Qtr % Change	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Comp Qtr % Change
Commercial and industrial	$227,196	$351,290	(35)%	$379,818	$328,464	$233,130	(3)%
Commercial real estate—owner occupied	64,524	47,387	36%	45,671	41,107	35,706	81%
Commercial and business lending	291,720	398,677	(27)%	425,489	369,571	268,836	9%
Commercial real estate—investor	51,228	36,765	39%	25,081	25,385	25,944	97%
Real estate construction	2,465	1,929	28%	2,117	2,422	3,919	(37)%
Commercial real estate lending	53,693	38,694	39%	27,198	27,807	29,863	80%
Total commercial	345,413	437,371	(21)%	452,687	397,378	298,699	16%
Residential mortgage	5,615	3,226	74%	3,953	3,488	2,796	101%
Home equity revolving lines of credit	46	46	—%	62	48	48	(4)%
Home equity loans junior liens	68	32	113%	32	161	174	(61)%
Home equity	114	78	46%	94	209	222	(49)%
Total consumer	5,729	3,304	73%	4,047	3,697	3,018	90%
Total potential problem loans	$351,142	$440,675	(20)%	$456,734	$401,075	$301,717	16%
N/M - Not meaningful

Associated Banc-Corp Net Interest Income Analysis—Fully Tax-Equivalent Basis — Sequential and Comparable Quarter
	Quarter ended,
	December 31, 2016			September 30, 2016			December 31, 2015
(in thousands)	Average Balance	Interest Income /Expense	Average Yield /Rate	Average Balance	Interest Income /Expense	Average Yield /Rate	Average Balance	Interest Income /Expense	Average Yield /Rate
Assets
Earning assets:
Loans: (1) (2) (3)
Commercial and business lending	$7,406,810	$61,464	3.30%	$7,577,470	$61,147	3.21%	$6,892,162	$55,451	3.19%
Commercial real estate lending	4,914,643	42,663	3.45%	4,855,827	41,600	3.41%	4,373,460	37,587	3.41%
Total commercial	12,321,453	104,127	3.36%	12,433,297	102,747	3.29%	11,265,622	93,038	3.28%
Residential mortgage	6,317,769	49,557	3.14%	6,255,264	49,254	3.15%	5,845,557	47,305	3.24%
Retail	1,337,848	16,716	4.99%	1,364,215	16,283	4.77%	1,431,509	16,673	4.65%
Total loans	19,977,070	170,400	3.40%	20,052,776	168,284	3.35%	18,542,688	157,016	3.37%
Investment securities:
Taxable	4,963,633	22,418	1.81%	4,859,750	22,948	1.89%	5,205,033	26,395	2.03%
Tax-exempt(1)	1,140,175	12,523	4.39%	1,119,873	12,456	4.45%	1,016,329	11,909	4.69%
Other short-term investments	342,344	1,380	1.53%	401,764	1,064	1.06%	259,053	1,639	2.53%
Investments and other	6,446,152	36,321	2.25%	6,381,387	36,468	2.29%	6,480,415	39,943	2.47%
Total earning assets	26,423,222	$206,721	3.12%	26,434,163	$204,752	3.09%	25,023,103	$196,959	3.14%
Other assets, net	2,482,062			2,534,209			2,434,297
Total assets	$28,905,284			$28,968,372			$27,457,400
Liabilities and stockholders' equity
Interest-bearing liabilities:
Interest-bearing deposits:
Savings	$1,451,803	$198	0.05%	$1,448,223	$198	0.05%	$1,358,141	$249	0.07%
Interest-bearing demand	4,140,072	3,248	0.31%	4,151,708	2,937	0.28%	3,150,628	1,217	0.15%
Money market	9,296,364	7,269	0.31%	9,088,943	6,956	0.30%	9,534,551	4,351	0.18%
Time deposits	1,560,145	3,058	0.78%	1,553,349	3,027	0.78%	1,604,864	3,027	0.75%
Total interest-bearing deposits	16,448,384	13,773	0.33%	16,242,223	13,118	0.32%	15,648,184	8,844	0.22%
Federal funds purchased and securities sold under agreements to repurchase	549,738	314	0.23%	655,825	326	0.20%	605,026	229	0.15%
Other short-term funding	491,800	458	0.37%	324,623	296	0.36%	368,752	186	0.20%
Total short-term funding	1,041,538	772	0.29%	980,448	622	0.25%	973,778	415	0.17%
Long-term funding	2,761,695	6,875	0.99%	3,256,099	7,229	0.89%	2,676,116	10,692	1.60%
Total short and long-term funding	3,803,233	7,647	0.80%	4,236,547	7,851	0.74%	3,649,894	11,107	1.22%
Total interest-bearing liabilities	20,251,617	$21,420	0.42%	20,478,770	$20,969	0.41%	19,298,078	$19,951	0.41%
Noninterest-bearing demand deposits	5,294,078			5,161,802			4,967,719
Other liabilities	274,829			281,442			250,957
Stockholders’ equity	3,084,760			3,046,358			2,940,646
Total liabilities and stockholders’ equity	$28,905,284			$28,968,372			$27,457,400
Interest rate spread			2.70%			2.68%			2.73%
Net free funds			0.10%			0.09%			0.09%
Fully tax-equivalent net interest income and net interest margin		$185,301	2.80%		$183,783	2.77%		$177,008	2.82%
Fully tax-equivalent adjustment		5,266			5,249			5,540
Net interest income		$180,035			$178,534			$171,468

(1)
The yield on tax-exempt loans and securities is computed on a fully tax-equivalent basis using a tax rate of 35% for all periods presented and is net of the effects of certain disallowed interest deductions.

(2)	Nonaccrual loans and loans held for sale have been included in the average balances.

(3)	Interest income includes net loan fees.

Associated Banc-Corp Net Interest Income Analysis—Fully Tax-Equivalent Basis — Year Over Year
	Years Ended December 31,
	2016			2015
(in thousands)	Average Balance	Interest Income /Expense	Average Yield /Rate	Average Balance	Interest Income /Expense	Average Yield /Rate
Assets
Earning assets:
Loans: (1) (2) (3)
Commercial and business lending	$7,395,524	$238,921	3.23%	$7,035,449	$223,639	3.18%
Commercial real estate lending	4,724,412	163,421	3.46%	4,222,218	146,372	3.47%
Total commercial	12,119,936	402,342	3.32%	11,257,667	370,011	3.29%
Residential mortgage	6,156,524	194,941	3.17%	5,538,690	182,228	3.29%
Retail	1,374,207	66,053	4.81%	1,455,907	67,524	4.64%
Total loans	19,650,667	663,336	3.38%	18,252,264	619,763	3.40%
Investment securities:
Taxable	4,955,980	95,152	1.92%	4,936,065	100,292	2.03%
Tax-exempt (1)	1,092,583	49,036	4.49%	976,784	47,663	4.88%
Other short-term investments	327,431	4,829	1.45%	405,974	6,591	1.62%
Investments and other	6,375,994	149,017	2.34%	6,318,823	154,546	2.45%
Total earning assets	26,026,661	$812,353	3.12%	24,571,087	$774,309	3.15%
Other assets, net	2,479,451			2,448,129
Total assets	$28,506,112			$27,019,216
Liabilities and stockholders' equity
Interest-bearing liabilities:
Interest-bearing deposits:
Savings	$1,428,292	$860	0.06%	$1,336,755	$1,000	0.07%
Interest-bearing demand	3,790,185	10,361	0.27%	3,201,085	4,266	0.13%
Money market	9,127,940	26,978	0.30%	9,210,179	16,574	0.18%
Time deposits	1,553,069	12,136	0.78%	1,613,547	11,285	0.70%
Total interest-bearing deposits	15,899,486	50,335	0.32%	15,361,566	33,125	0.22%
Federal funds purchased and securities sold under agreements to repurchase	609,807	1,314	0.22%	625,736	943	0.15%
Other short-term funding	699,358	2,114	0.30%	220,321	465	0.21%
Total short-term funding	1,309,165	3,428	0.26%	846,057	1,408	0.17%
Long-term funding	2,913,751	30,532	1.05%	3,123,224	42,851	1.37%
Total short and long-term funding	4,222,916	33,960	0.80%	3,969,281	44,259	1.12%
Total interest-bearing liabilities	20,122,402	$84,295	0.42%	19,330,847	$77,384	0.40%
Noninterest-bearing demand deposits	5,106,286			4,541,521
Other liabilities	254,462			251,690
Stockholders’ equity	3,022,962			2,895,158
Total liabilities and stockholders’ equity	$28,506,112			$27,019,216
Interest rate spread			2.70%			2.75%
Net free funds			0.10%			0.09%
Fully tax-equivalent net interest income and net interest margin		$728,058	2.80%		$696,925	2.84%
Fully tax-equivalent adjustment		20,785			20,647
Net interest income		$707,273			$676,278

(1)
The yield on tax exempt loans and securities is computed on a fully tax-equivalent basis using a tax rate of 35% for all periods presented and is net of the effects of certain disallowed interest deductions.

(2)	Nonaccrual loans and loans held for sale have been included in the average balances.

(3)	Interest income includes net loan fees.

Associated Banc-Corp Loan and Deposit Composition (in thousands)
Period End Loan Composition	Dec 31, 2016	Sep 30, 2016	Seql Qtr % Change	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Comp Qtr % Change
Commercial and industrial	$6,489,014	$6,721,557	(3)%	$6,701,986	$6,511,648	$6,190,683	5%
Commercial real estate—owner occupied	897,724	892,678	1%	921,736	917,285	918,212	(2)%
Commercial and business lending	7,386,738	7,614,235	(3)%	7,623,722	7,428,933	7,108,895	4%
Commercial real estate—investor	3,574,732	3,530,370	1%	3,495,791	3,276,733	3,234,266	11%
Real estate construction	1,432,497	1,314,431	9%	1,285,573	1,184,398	1,162,145	23%
Commercial real estate lending	5,007,229	4,844,801	3%	4,781,364	4,461,131	4,396,411	14%
Total commercial	12,393,967	12,459,036	(1)%	12,405,086	11,890,064	11,505,306	8%
Residential mortgage	6,311,428	6,034,166	5%	6,035,720	5,944,457	5,783,267	9%
Home equity revolving lines of credit	840,872	851,382	(1)%	861,311	867,860	883,759	(5)%
Home equity loans junior liens	93,571	100,212	(7)%	107,460	115,134	122,043	(23)%
Home equity	934,443	951,594	(2)%	968,771	982,994	1,005,802	(7)%
Other consumer	393,979	399,209	(1)%	405,709	409,725	419,968	(6)%
Total consumer	7,639,850	7,384,969	3%	7,410,200	7,337,176	7,209,037	6%
Total loans	$20,033,817	$19,844,005	1%	$19,815,286	$19,227,240	$18,714,343	7%

Period End Deposit and Customer Funding Composition	Dec 31, 2016	Sep 30, 2016	Seql Qtr % Change	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Comp Qtr % Change
Noninterest-bearing demand	$5,392,208	$5,337,677	1%	$5,039,336	$5,272,685	$5,562,466	(3)%
Savings	1,431,494	1,441,187	(1)%	1,451,801	1,426,951	1,334,420	7%
Interest-bearing demand	4,687,656	4,548,390	3%	3,789,138	3,698,941	3,445,000	36%
Money market	8,770,963	8,894,357	(1)%	8,448,543	8,718,841	9,102,977	(4)%
Brokered CDs	52,725	44,373	19%	46,268	41,440	42,443	24%
Other time	1,553,402	1,481,728	5%	1,517,764	1,526,602	1,520,359	2%
Total deposits	21,888,448	21,747,712	1%	20,292,850	20,685,460	21,007,665	4%
Customer funding	300,197	477,607	(37)%	464,880	508,262	383,568	(22)%
Total deposits and customer funding	$22,188,645	$22,225,319	—%	$20,757,730	$21,193,722	$21,391,233	4%
Network transaction deposits included above in interest-bearing demand & money market	$3,895,467	$3,730,513	4%	$3,141,214	$3,399,054	$3,174,911	23%
Brokered CDs	52,725	44,373	19%	46,268	41,440	42,443	24%
Total network and brokered funding	3,948,192	3,774,886	5%	3,187,482	3,440,494	3,217,354	23%
Net customer deposits and funding(1)	$18,240,453	$18,450,433	(1)%	$17,570,248	$17,753,228	$18,173,879	—%

Quarter Average Loan Composition	Dec 31, 2016	Sep 30, 2016	Seql Qtr % Change	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Comp Qtr % Change
Commercial and industrial	$6,514,974	$6,674,688	(2)%	$6,559,613	$6,207,458	$5,947,939	10%
Commercial real estate—owner occupied	891,836	902,782	(1)%	915,020	913,603	944,223	(6)%
Commercial and business lending	7,406,810	7,577,470	(2)%	7,474,633	7,121,061	6,892,162	7%
Commercial real estate—investor	3,546,559	3,532,861	—%	3,448,741	3,298,522	3,266,008	9%
Real estate construction	1,368,084	1,322,966	3%	1,205,370	1,171,009	1,107,452	24%
Commercial real estate lending	4,914,643	4,855,827	1%	4,654,111	4,469,531	4,373,460	12%
Total commercial	12,321,453	12,433,297	(1)%	12,128,744	11,590,592	11,265,622	9%
Residential mortgage	6,317,769	6,255,264	1%	6,129,924	5,920,280	5,845,557	8%
Home equity revolving lines of credit	845,740	857,244	(1)%	863,941	876,820	882,599	(4)%
Home equity loans junior liens	96,880	103,790	(7)%	111,372	118,610	126,658	(24)%
Home equity	942,620	961,034	(2)%	975,313	995,430	1,009,257	(7)%
Other consumer	395,228	403,181	(2)%	408,004	416,528	422,252	(6)%
Total consumer	7,655,617	7,619,479	—%	7,513,241	7,332,238	7,277,066	5%
Total loans	$19,977,070	$20,052,776	—%	$19,641,985	$18,922,830	$18,542,688	8%

Quarter Average Deposit Composition	Dec 31, 2016	Sep 30, 2016	Seql Qtr % Change	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Comp Qtr % Change
Noninterest-bearing demand	$5,294,078	$5,161,802	3%	$4,969,994	$4,996,596	$4,967,719	7%
Savings	1,451,803	1,448,223	—%	1,445,020	1,367,646	1,358,141	7%
Interest-bearing demand	4,140,072	4,151,708	—%	3,640,733	3,220,409	3,150,628	31%
Money market	9,296,364	9,088,943	2%	8,692,782	9,432,245	9,534,551	(2)%
Time deposits	1,560,145	1,553,349	—%	1,540,424	1,558,278	1,604,864	(3)%
Total deposits	$21,742,462	$21,404,025	2%	$20,288,953	$20,575,174	$20,615,903	5%

(1)	Total deposits and customer funding excluding total network and brokered funding.

Associated Banc-Corp Non-GAAP Financial Measures Reconciliation
($ in millions)	YTD Dec 2016	YTD Dec 2015	4Q16	3Q16	2Q16	1Q16	4Q15
Tangible Common Equity Reconciliation (1)
Common equity			$2,931	$2,937	$2,910	$2,862	$2,816
Goodwill and other intangible assets, net			(987)	(988)	(988)	(989)	(985)
Tangible common equity			$1,944	$1,949	$1,922	$1,873	$1,831
Tangible Assets Reconciliation (1)
Total assets			$29,139	$29,153	$29,039	$28,179	$27,712
Goodwill and other intangible assets, net			(987)	(988)	(988)	(989)	(985)
Tangible assets			$28,152	$28,165	$28,051	$27,190	$26,727
Average Tangible Common Equity and Average Common Equity Tier 1 Reconciliation (1)
Common equity	$2,888	$2,799	$2,925	$2,911	$2,869	$2,849	$2,819
Goodwill and other intangible assets, net	(988)	(982)	(988)	(988)	(989)	(989)	(985)
Tangible common equity	1,900	1,817	1,937	1,923	1,880	1,860	1,834
Less: Accumulated other comprehensive income / loss	8	(9)	28	(3)	1	3	4
Less: Deferred tax assets / deferred tax liabilities, net	32	26	33	33	32	33	34
Average common equity Tier 1	$1,940	$1,834	$1,998	$1,953	$1,913	$1,896	$1,872
Selected Equity and Performance Ratios (1) (2)
Tangible common equity / tangible assets			6.91%	6.92%	6.85%	6.89%	6.85%
Return on average equity	6.63%	6.50%	7.07%	7.03%	6.19%	5.76%	5.77%
Return on average tangible common equity	10.07%	9.97%	10.78%	10.68%	10.04%	8.72%	8.78%
Return on average common equity Tier 1	9.86%	9.88%	10.45%	10.52%	9.86%	8.55%	8.60%
Efficiency Ratio Reconciliation (3)
Federal Reserve efficiency ratio	66.95%	69.96%	65.35%	64.40%	69.34%	69.01%	70.49%
Fully tax-equivalent adjustment	(1.29)%	(1.41)%	(1.25)%	(1.21)%	(1.36)%	(1.37)%	(1.52)%
Other intangible amortization	(0.20)%	(0.31)%	(0.20)%	(0.19)%	(0.21)%	(0.20)%	(0.21)%
Fully tax-equivalent efficiency ratio	65.46%	68.24%	63.90%	63.00%	67.77%	67.44%	68.76%

(1)
The ratio tangible common equity to tangible assets excludes goodwill and other intangible assets, net. This financial measure has been included as it is considered to be a critical metric with which to analyze and evaluate financial condition and capital strength.

(2)
These capital measurements are used by management, regulators, investors, and analysts to assess, monitor and compare the quality and composition of our capital with the capital of other financial services companies.

(3)
The efficiency ratio as defined by the Federal Reserve guidance is noninterest expense (which includes the provision for unfunded commitments) divided by the sum of net interest income plus noninterest income, excluding investment securities gains / losses, net. The fully tax-equivalent efficiency ratio is noninterest expense (which includes the provision for unfunded commitments), excluding other intangible amortization, divided by the sum of fully tax-equivalent net interest income plus noninterest income, excluding investment securities gains / losses, net. Management believes the fully tax-equivalent efficiency ratio, which adjusts net interest income for the tax-favored status of certain loans and investment securities, to be the preferred industry measurement as it enhances the comparability of net interest income arising from taxable and tax-exempt sources.